Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86951

PROSPECTUS SUPPLEMENT DATED DECEMBER 22, 1999

(To Prospectus filed on October 27, 1999)


                                PMC-SIERRA, INC.



                                   PROSPECTUS

                        3,591,123 Shares of Common Stock

                            -------------------------




         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 11 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                                                       Shares to be
                                                                                                      Offered for the
                                   Selling Stockholders                                             Selling Stockholder
                                   --------------------                                             -------------------
Pankaj Gupta                                                                                               1,792

Shang-Tse Chuang                                                                                           1,792

Ken Kun-Yung Chang                                                                                         1,792

Rolf Muralt                                                                                                1,792

Nick McKeown                                                                                               1,792

The Univeristy of Mississippi Foundation                                                                   3,769


Sequoia International Technology Partners VIII (Q)                                                        54,183

   Alexandre Balkanski

   Anthellon Capital L.L.C.

   Banque de Luxembourg S.A.

   Behm Family Trust

   Brian L. Halla and Carolyn A. Halla, Trustees of the Halla Family Revocable Trust,
      dated Jan. 19, 1995

   Bruce A. Wilford and Ruth Wilford, Trustee or the Successor Trustee, under
      Revocable Trust dtd 12/9/93

   Burwen Family Trust U/D/T dated 7/30/88

   Carol Ann Bartz Trust U/A dtd 10/14/87

   Carter Revocable Trust UTA dated 10/18/94

   Chen Family 1994 Revocable Trust

   Chens, LLC

   Conway Family Trust

   Craig W. Johnson, Esq.

   Daniel J. Warmenhoven

   Dixon and Carol Doll Family Trust

   Don Listwin

   Donald T. Valentine Trust, TR UA APR 29 67

   Douglas M. Leone

   Edward M. Leonard

   Edward R. Kozel and Sara T. Kozel Trustees FBO Kozel Revocable Trust DTD 12/27/94

   Eric and Illeana Benhamou Living Trust

   Eugene S. Cattarina

   Fu Family Revocable Trust

   Gill Family Trust

   Gordon W. Russell, Trustee of the Russell 1988 Revocable Trust, dated 11/17/88

   Ironwood Capital L.L.C.

   J. Thomas McMurray

   James & Lisa Dorrian, TTEES of the Dorrian 1997 Revocable Trust dtd 11/24/97

   James V. Diller and June P. Diller TTES FBO James V. Diller and June P. Diller
      Trust U/A DTD 7/20/77

   Jaysharee Ullal

   Jeffrey A. Miller & Karen L. Miller as Co-ttees of the Miller Living Trust dtd
      7/7/85

   Jen-Hsuan Huang

   Jerry Chih-Yuan Yang Living Trust DTD 6/30/96

   John C. Mayes, Trustee for the John Christopher Mayes Trust U/D/T dated 6/5/96

   John Dillon

   John K. Wakerly

   John (Jack) C. Lewis

   John L. Drew

   Judy Estrin

   Kapil Nanda

   Kevin Wayne Pearson

   Leslie Karen StoneBraker Irrevocable Trust

   Lynne Izbicki

   Mario Mazzola

   Mark A. Stevens

   Mark D. Kvamme

   McKinney Family Trust U/D/T dated 6/2/86 (SITP VIII only)

   Michael L. Goguen

   Montgomery Kersten

   Nathaniel de Rothschild

   P.R. Lamond & C.E. Lamond Trust Dated 11/22/85

   Pat Russo

   Patricia A. House

   Peter Solvik

   Philippe J. Pouletty

   Piyush Patel

   Prakash Agarwal

   Prem Chand Jain

   Rajvir Singh

   Red Husky Foundation

   Reyes Partnership IV

   Robert Montgomery Howe

   Robert or Martha Cohn, Trustees Wellington Trust, UDT 1/30/86, ID: 270-484008

   Roger Sippi

   Romesh Wadhawani

   Romulus Pereira

   S. Atiq Raza

   Siebel Living Trust U/A.D 7/27/93

   Silicon Valley Bancshares

   Steven and Florence Goldby Trust

   The D & E Siminoff Living Trust

   The Dury Revocable Trust

   The Farouk Arjani Trust

   The Hollis Trust, U/A DTD 8/21/89, Nathaniel de Rothschild, Trustee

   The Maximum Trust dtd 3/19/96

   The Morgridge Family Trust c/o John P. Morgridge

   The Prang Living Trust

   Thomas F. Stephenson Investment Partners, L.P., a California Limited Partnership

   Thurman J. Rodgers

   Timark L.P.

   Timothy A. Koogle

   Tomasetta Trust dated 5/28/86

   VLG Investments 1998

   Wilfred J. Corrigan, Trustee, Corrigan Family Trust UA 6/12/84

   William A. Lanfri

   WS Investment Company 98A


Sequoia Capital VIII                                                                                     818,446

   Michael Goguen

   Douglas Leone

   Michel Moritz

   Thomas Stephenson

   Mark Stevens

   Pierre Lamond

   Donald Valentine

   Hillary Valentine

   Mark Valentine

   Christian Valentine

   Thomas F. Stephenson Investment Partners LP

   Irrevocable Spring Trust UTA dated 03/09/98

   Irrevocable Summer Trust UTA dated 03/09/09

   Irrevocable Winter Trust UTA dated 03/30/98

   ALCOA FOUNDATION

   Amherst College, Trustees of

   BP America Inc. Retirement Trust

   California Institute of Technology

   Computrol Limited (BVI)

   Cornell University

   Darijac Corporation

   Dartmouth College, Trustees of

   Duke University, Employees' Retirement Plan of

   Endowment Venture Partners II

   FLAG Venture Partners II, L.P.

   Gothic Corporation

   HarbourVest Partners V - Parallel Partnership Fund L.P.

   HarbourVest Partners V - Partnership Fund L.P.

   Harvard Private Capital Holdings, Inc.

   Hughes Investment Management Co.

   JAFCO America Ventures, Inc.

   JAFCO Co. Ltd.

   Knightsbridge Netherlands I LP

   Knightsbridge Venture Capital IV, LP

   Leeway & Co.

   Lucent Technologies Inc. Master Pension Trust

   M.J. Murdock Charitable Trust

   Massachusetts Institute of Technology

   MC Partners III CV

   Morse Partners

   Nassau Capital Funds, L.P.

   Norwich University

   Preferential Equity Investors LLC

   Private Equity Technology  Partners C.V.

   Rensselaer Polytechnic Institute

   Santa Clara University

   SEQUOVEST, Inc.

   Sherman Fairchild Foundation, Inc.

   The Board of Trustees of the Leland Stanford Jr. University

   The Bush Foundation

   The Duke Endowment

   The Ford Foundation

   The James Irvine Foundation

   The M.I.T. Retirement Plan Benefits Fund

   The President and Trustees of Colby College

   The Regents of the University of California

   The Regents of the University of Michigan

   The Regents of the University of Minnesota

   The Robert Wood Johnson Foundation

   The Trustees of Columbia University in the City of New York

   The Trustees of Davidson College

   The University of Chicago

   The Vanderbilt University

   The Walt Disney Company Retirement Plan Master Trust

   University of Notre Dame du Lac

   University of Southern California

   Williams College


Sequoia International Technology Partners VIII                                                            10,385

   Barbara Russell

   Brian R. Dunn and Melinda A. Dunn, Trustees U/A/D 9/10/97

   Christopher J. Rust

   Clifford B. Meltzer and Rose C. Meltzer, Trustees of the 1999 Meltzer Family Trust,
      U/D/T 9/10/99

   David C. Moffenbeier

   David Horne

   Dennis Barsema

   Eric Greenberg

   G&H Partners

   Gary Wimmer

   Gaurav Garg

   GC&H Investments

   Graeme Fraser

   James E. Long

   James (Jim) Brock

   James (Jim) C. Althoff Jr.

   James (Jim) J. Goetz

   Jerry & Barbara Grossman

   Jerry Weissman

   Jim McCord

   Kamran Elahlan

   Lawrence R. Solomon

   Mark Leavitt

   Mark Silverman

   Mark Windfeld-Hansen

   Michael W. Hall

   Michelangelo A. Volpi

   Nimish Shah

   Ofer Doitel

   Peter Rule

   Phil Mahoney

   Sanjiv Ahuja

   Tami Taylor

   The Herbert S. Madan Revocable Trust

   Tim Connors

   Vince Anido


Sequoia 1997, L.L.C.                                                                                       1,987

   Robert B Aprison

   Timothy D. Armour and Nina L. Ritter, Trustees

   Mark Davis Ashton

   William W. Bagnard

   David C. Barclay

   Michael D. Beckman

   Julius T. Berkemeier and Lori L. Lerner, Trustees

   Alan N. Berro

   Fred R. Betts

   Philip D. Block III, Trustee of Block Investment Trust

   Ian B. Bodell

   Girard S. Brewer and Dorothy C. Brewer, Trustees

   Elizabeth A. Burns

   Jeanne K. Carroll

   Brian Casey

   Victor C. Cassato

   Christopher J. Cassin

   Randy Cepuch

   Kevin G. Clifford

   Ruth M. Collier

   Roberta A. Conroy

   Gina Despres

   G. Michael Dill

   Kirk D. Dodge

   Peter J. Doran

   Michael J. Downer

   Timothy P. Dunn

   Robert W. Durbin

   Michael R. Ericksen

   Paul Henry Fieberg III and Patricia C. Fiebeg, Co-Trustees

   Deborah A. Fischler

   Doreen L. Gee

   Joyce Gordon

   Kenneth R. Gorvetzlan

   Jeffrey J. Greiner

   Mary C. Hall, Trustee

   David E. Harper

   Richard Havas

   David Hoag

   Ronald R. Hulsey

   Robert Bryan Jacoboski

   Joanna F. Jonsson and Eric C. Jonsson, Trustees

   Solomon M. Kamm, Trustee of Kamm Living Trust

   James Kang

   Carl M. Kawaja

   Catherine Kehr

   Victor Kohn and Lisa Kohn, Trustees of the Kohn Family Trust

   Victor J. Kriss

   John F. Lawrence

   Arthur J. Levine

   Anne M. Llewellyn

   Kayrene Lunday

   Steven Markel

   Lee McClennahan

   Scott F. McIntyre

   Janet A. McKinley

   Terry W. McNabb

   James R. Mulally

   David R. Murray

   Terri L. Murray

   Stephen S. Nelson

   Michael Nyeholt

   Peter A. Nyhus

   Donald D. O'Neal

   Sunny Oberoi

   John C. Overton

   Jeffery C. Paster, Trustee

   Fredric Phillips

   Steven Reltman

   John W. Ressner

   Marsha Robertson

   George S. Ross

   Julie D. Roth, Trustee of J&M Roth Family Trust

   Dean B. Rydquist

   Richard Samson

   Lionel Sauvage

   Joseph D. Scarpitti

   Mary Sheridan

   David W. Short

   William P. Simon, Jr.

   John H. Smet

   Mark S. Smith

   Rodney G. Smith

   Robert L. Spare and Judith J. Spare, Trustees

   Daniel S. Spradling

   Max Stites

   Francis N. Strazzeri

   Philip A. Swan

   Brad Todd

   George F. Truesdall

   Edith H.L. Van Huss

   Shaw B. Wagener

   Mary Jane Weaver

   J. Kelly Webb

   Gregory J. Weimer

   Gregory Wendt

   Neal Dexter Williams, Jr and Karen Unfug Williams, Co-Trustees

   Lynda Willner

   Marshall D. Wingo

   Robert L. Winston and Judith T. Winston, Trustees


CMS Partners, L.L.C.                                                                                      18,061

   Capital Management Services, Inc.

   SQP 1997, L.L.C. (SQP 1997 L.L.C. is a partner of CMS Partners, L.L.C. Its members are as follows):



   Richard C. Barker, Trustee, Barker Living Trust

   Joseph T. Blair

   Daniel C. Brown and Elizabeth D. Brown, Trustees

   Martial Chaillet

   Harry W. Colmery, Jr. and Sallie M. Colmery, Trustees

   Douglas A. Critchell

   James E. Drasdo

   James K. Dunton

   Harold C. Fischer

   Mark P. Freeman, Jr.

   Clyde E. Gardner

   Hartmut Giesecke

   Abner D. Goldstine and Roslyn Goldstine, Trustees

   Joseph R. Higdon

   Frederick M. Hughes, Jr.

   William H. Hurt, Trustee

   Michael J. Johnston

   Steven N. Kearsley

   Robert G. Kirby

   Karin L. Larson, Trustee of Karin L. Larson Trust

   James B. Lovelace

   D. James Martin

   John McIlwraith

   WCN/GAN Partners, Ltd.

   Shelby Notkin and Melinda Notkin, Trustees

   Robert V. Pennington

   Dina Perry

   Robert Ronus

   James F. Rothenberg and Anne F. Rothenberg, Trustees

   Douglas F. Rowe

   Theodore Rapp Samuels, II and Lori Winders Samuels, Trustees

   Richard T. Schotte

   John H. Selter

   Clayton M. Sheedy

   N. Parker Simes

   Rudolf Staehelin

   Eugene P. Stein, Trustee

   Walter P. Stern, Trustee

   George J. Ward and Catherine M. Ward, Trustees

   Edus H. Warren, Jr.
